EXHIBIT 99.1


Contact:     Steve  Solomon                         Ed  Lewis
             Citadel  Security  Software  Inc.      CEOcast,  Inc.
             (214)  750-2454                        (212)  732-4300
             ssolomon@citadel.com


            CITADEL SECURITY SOFTWARE REPORTS 2005 FOURTH QUARTER AND
                           YEAR-END FINANCIAL RESULTS

      COMPANY EXPECTS RECORD FIRST QUARTER REVENUE OF $5.1 TO $5.4 MILLION

DALLAS, TEXAS, MARCH 27, 2006 - Citadel Security Software Inc. (NASDAQ:CDSS), a leader in enterprise vulnerability management and policy compliance solutions, today announced financial results for its fourth quarter and year ended December 31, 2005. The Company reported 2005 fourth quarter revenue of $3,660,028 versus $1,713,777 for the fourth quarter of 2004. Revenue for the year ended December 31, 2005 was $10,287,095 compared to $15,253,155 for the same period in 2004.

For the fourth quarter ended December 31, 2005, the Company reported a net loss to common shareholders of $3,719,751 or $(0.12) loss per share versus a loss to common shareholders of $5,681,362 or $(0.19) loss per share for the year earlier period. For the year ended December 31, 2005, the Company reported a net loss to common shareholders of $19,156,907 or $(0.64) loss per share. This compares to a net loss to common shareholders of $8,719,362, or $(0.30) loss per share, for 2004. The net loss to common shareholders for the year ended December 31, 2005 included net non-cash charges of $325,278 related to the fair value adjustments of the preferred stock transaction during 2005. This compares to similar non-cash charges for the year ended December 31, 2004 of $215,397. Preferred stock dividends were $268,750 and $664,940 for the years ended December 31, 2005 and 2004, respectively. During the fourth quarter, the Company began to realize cost savings from actions initiated during 2005 resulting in reduced operating expenses. During the fourth quarter of 2005, SG&A declined to $4.7 million from $5.1 million in the year-earlier period. Further cost reductions are expected to reduce annual operating costs by approximately $5 million in fiscal 2006.(1)

Total orders for product, Hercules content, subscription, support and services received in 2005 were $11.3 million, with $9.4 million of those orders received in the second half of the Company's fiscal year. Unfilled order backlog at year-end was $1.3 million and deferred revenue for renewal content, support and services was $5.1 million. The Company expects $6.0 million of the $6.4 million total of the unfilled order backlog and deferred revenue will be earned and recognized ratably as revenue during fiscal 2006.

FIRST QUARTER 2006 BUSINESS OUTLOOK: The Company has received orders during the first quarter of fiscal 2006 equal to $6.4 million as of the date of this press release. The Company expects to generate record 2006 first quarter revenue of between $5.1 million and $5.4 million. In fiscal 2005, the Company generated revenue of $1.7 million during the first three months of its calendar year. Typically, the first quarter is seasonally a slower quarter for Citadel. Cash operating expenses for the quarter are expected to be between $5.0 million and $5.2 million excluding non-cash items.1 By comparison, during the first quarter of fiscal 2005, cash operating expenses were $6.8 million excluding non-cash items.1 The Company continues to see positive results from sales and operational changes implemented in mid 2005, as reflected in strength in its sales pipeline opportunities and a steady flow of requests-for-proposals and technical proofs of concepts in the commercial and government sectors. These are evolving into new orders as evidenced by the recent $5.2 million order from a leading government systems integrator for a major civilian government agency. In addition, the Company is experiencing improved order volume from the commercial sector in North America, its international operations and from its reseller partners. Citadel's relationship with CSC, who offers the Company's flagship Hercules product on a managed services basis, has also resulted in increased sales pipeline activity.

In 2006, Citadel plans on releasing additional products leveraging its recently awarded patent. These products will be a natural extension of the Hercules family and will provide additional sources of revenue.

"Our efforts to increase the frequency, number and size of the orders from the commercial and government sectors have resulted in improved order volume since mid 2005," said Steven B. Solomon, CEO of Citadel Security Software Inc. "High customer renewal rates for content and support validates our customers continued satisfaction with our solutions and the value they deliver. "This demonstrates the strength of our recently patented technology and the importance that our customers place on the security of their networks. We are pleased with our customers'continued confidence in our solutions and the positive trend in orders and revenue. We are off to a great start and look forward to strong growth and operating performance in 2006."

All of the comments above are based on information available to management as of the date of this press release. Should these expectations not be realized, actual results may differ materially from the expectations expressed above.

Mr. Solomon and Richard Connelly, CFO will host a conference call and live Webcast at 4:30 p.m. Eastern Time today. Interested participants may call (800) 901-5259 when calling within the United States or (617) 213-8066 when calling internationally. Please reference Conference I.D. Number 33377396. This call is being webcast by CCBN and will be available from the Investor Relations section of the company's corporate website or by going directly to http://www.Citadel.com/4qwebcast.asp and via replay beginning two hours after
------------------------------------
the completion of the call. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in
          ----------------------
CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).
 --------------------

Please refer to the Unaudited Financial Tables following this release for the details and comparisons to prior periods for the numbers reported above.


ABOUT CITADEL

Citadel Security Software Inc. delivers security solutions that enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. Citadel solutions are used across the US Department of Defense, at the US Department of Veterans Affairs, MCI, Raytheon and within other government and commercial organizations. For more information on Citadel, visit http://www.citadel.com, or call 888-8CITADEL.
----------------------

Notes:
1. Operating expenses prior to non cash items including software amortization, depreciation and stock option compensation expense offset by capitalization of software development costs. See reconciliation under Non-GAAP Measures in the Unaudited Financial Tables.

Safe Harbor/Forward-looking Statements:

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE INTENDED TO BE SUBJECT TO THE SAFE HARBOR PROTECTION PROVIDED BY SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE STATEMENTS RELATE TO FUTURE EVENTS OR FUTURE FINANCIAL PERFORMANCE AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS OR PERFORMANCE TO BE MATERIALLY DIFFERENT FROM THOSE INDICATED BY ANY FORWARD-LOOKING STATEMENTS. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "FORECAST," "MAY," "WILL," "COULD," "SHOULD," "ANTICIPATE," "EXPECT," "PLAN," "BELIEVE," "POTENTIAL" OR OTHER SIMILAR WORDS INDICATING FUTURE EVENTS OR CONTINGENCIES. SOME OF THE THINGS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS ARE: ADJUSTMENTS TO REPORTED REVENUES BASED ON AUDIT ADJUSTMENTS AND REVENUE RECOGNITION ACCOUNTING REQUIREMENTS; UNCERTAINTIES RELATED TO THE ISSUANCE OF A PATENT BY THE UNITED STATES PATENT AND TRADEMARK OFFICE; THE POSSIBILITY OF OTHER INTELLECTUAL PROPERTY RIGHTS HELD BY THIRD PARTIES RELATED TO THE TECHNOLOGY; UNCERTAINTY RELATED TO PROJECTED COST SAVINGS FROM RESTRUCTURING ACTIVITIES; THE ECONOMIC AND GEOPOLITICAL ENVIRONMENT; CHANGES IN THE INFORMATION TECHNOLOGY SPENDING TRENDS; THE UNCERTAINTY OF FUNDING OF GOVERNMENT AND CORPORATE INFORMATION TECHNOLOGY SECURITY PROJECTS; THE VARIABILITY OF THE PRODUCT SALES CYCLE, INCLUDING LONGER SALES CYCLES FOR GOVERNMENT AND LARGE COMMERCIAL CONTRACTS; THE UNCERTAINTY THAT THE COMPANY'S PROSPECTIVE DEALS WILL RESULT IN FINAL CONTRACTS; THE POTENTIAL CHANGES IN THE BUYING DECISION MAKERS DURING A CUSTOMER PURCHASING CYCLE; THE COMPLEXITIES IN SCOPE AND TIMING FOR FINALIZATION OF CONTRACTS; THE FLUCTUATIONS IN PRODUCT DELIVERY SCHEDULES; A LACK OF CITADEL OPERATING HISTORY; UNCERTAINTY OF PRODUCT DEVELOPMENT AND ACCEPTANCE; UNCERTAINTY OF ABILITY TO COMPETE EFFECTIVELY IN A NEW MARKET; THE UNCERTAINTY OF PROFITABILITY AND CASH FLOW OF CITADEL; INTELLECTUAL PROPERTY RIGHTS AND DEPENDENCE ON KEY PERSONNEL; ECONOMIC CONDITIONS; THE CONTINUED IMPACT OF TERRORIST ATTACKS, GLOBAL INSTABILITY AND POTENTIAL U.S. MILITARY INVOLVEMENT; THE COMPETITIVE ENVIRONMENT AND OTHER TRENDS IN THE COMPANY'S INDUSTRY; THE EFFECTS OF INFLATION; CHANGES IN LAWS AND REGULATIONS; CHANGES IN THE COMPANY'S BUSINESS PLANS, INCLUDING SHIFTS TO NEW PRICING MODELS THAT MAY CAUSE DELAYS IN LICENSES; INTEREST RATES AND THE AVAILABILITY OF FINANCING; LIABILITY, LEGAL AND OTHER CLAIMS ASSERTED AGAINST THE COMPANY; LABOR DISPUTES; AND THE COMPANY'S ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL. FOR A DISCUSSION OF THESE AND OTHER RISK FACTORS, SEE THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004 AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2005. ALL OF THE FORWARD-LOOKING STATEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE RISK FACTORS DISCUSSED THEREIN. THESE RISK FACTORS MAY NOT BE EXHAUSTIVE. THE COMPANY OPERATES IN A CONTINUALLY CHANGING BUSINESS ENVIRONMENT, AND

NEW RISK FACTORS EMERGE FROM TIME TO TIME. MANAGEMENT CANNOT PREDICT SUCH NEW RISK FACTORS, NOR CAN IT ASSESS THE IMPACT, IF ANY, OF SUCH NEW RISK FACTORS ON THE COMPANY'S BUSINESS OR EVENTS DESCRIBED IN ANY FORWARD-LOOKING STATEMENTS. THE COMPANY DISCLAIMS ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS REPORT TO CONFORM THEM TO ACTUAL RESULTS.

Editors Note: Citadel is a trademark and Hercules(R) is a registered trademark of Citadel Security Software.

UNAUDITED FINANCIAL TABLES
--------------------------

                                CITADEL SECURITY SOFTWARE INC.
                                   UNAUDITED BALANCE SHEETS


                                                                December 31,    December 31,
                                                                    2005            2004
                                                               --------------  --------------
                                     ASSETS
                                     ------
CURRENT ASSETS
  Cash and cash equivalents                                    $   1,320,376   $   9,838,154
  Accounts receivable-trade, less allowance of $209,000 at
    December 31, 2005 and December 31, 2004                        2,570,090         615,749
  Prepaid expenses and other current assets                          932,591       1,466,354
                                                               --------------  --------------
  Total current assets                                             4,823,057      11,920,257

PROPERTY AND EQUIPMENT, net of accumulated depreciation
  of $2,483,398 and $726,444                                       5,126,228       6,356,362
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
  accumulated amortization of $6,625,180 and $4,433,065            4,431,322       4,048,452
OTHER ASSETS                                                          84,812          83,439
                                                               --------------  --------------
  TOTAL ASSETS                                                 $  14,465,419   $  22,408,510
                                                               ==============  ==============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES
  Factoring line of credit                                     $     924,777   $           -
  Current portion of long-term debt                                        -       1,327,273
  Accounts payable and accrued expenses                            3,721,551       3,040,665
  Accrued compensation and payroll tax obligations                 1,245,401       1,413,670
  Preferred stock dividends payable                                        -         187,500
  Current portion of deferred revenue                              4,680,328       2,462,851
                                                               --------------  --------------
  Total current liabilities                                       10,572,057       8,431,959

LONG-TERM DEBT, LESS CURRENT PORTION                               3,750,000       1,989,393
DEFERRED REVENUE, LESS CURRENT PORTION                               398,342         480,172
OTHER NON-CURRENT LIABILITIES                                        609,912         714,466


CONVERTIBLE PREFERRED STOCK, $1,000 stated value per share;
  1,000,000 shares authorized;
    Series A Preferred Stock, 15,000 shares issued and
      outstanding at December 31, 2005 and December 31, 2004,
      liquidation preference of $15,000,000                       10,422,299      10,701,847
    Series B Preferred Stock, 7,000 shares issued and
      outstanding at December 31, 2005, liquidation
      preference of $7,000,000                                     5,247,688               -
COMMON STOCK, $.01 par value per share;
  100,000,000 shares authorized; 30,518,230 and 29,845,730
  shares issued and outstanding at September 30, 2005
  and December 31, 2004                                              305,182         298,457
ADDITIONAL PAID-IN CAPITAL                                        46,179,211      44,248,609
ACCUMULATED DEFICIT                                              (63,019,272)    (44,456,393)
                                                               --------------  --------------
  Total Stockholders' Equity                                        (864,892)     10,792,520
                                                               --------------  --------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  14,465,419   $  22,408,510
                                                               ==============  ==============

                               CITADEL SECURITY SOFTWARE INC.
                             UNAUDITED STATEMENTS OF OPERATIONS

                                         THREE MONTHS ENDED              YEARS ENDED
                                            DECEMBER 31,                 DECEMBER 31,
                                         2005          2004          2005           2004
                                     ------------  ------------  -------------  ------------
Revenue
  License fees                       $   996,049   $   548,030   $  2,568,453   $12,361,585
  Content subscription and
    customer support services          1,426,198     1,125,840      4,867,542     2,786,937
  Professional services                1,237,781        39,907      2,851,100       104,633
                                     ------------  ------------  -------------  ------------
    Total revenue                      3,660,028     1,713,777     10,287,095    15,253,155

Costs of revenue
  Software amortization                  593,712       496,515      2,192,115     1,287,927
  Content subscription and
customer support services costs          377,917       490,814      1,667,581     1,478,633
  Professional services costs            231,285             -        645,202        29,028
  Shipping and other costs                57,672        18,217        161,805        36,496
                                     ------------  ------------  -------------  ------------
    Total costs of revenue             1,260,586     1,005,546      4,666,703     2,832,084

Operating expenses
  Selling, general and
    administrative expense             4,744,122     5,120,790     19,577,780    17,550,485
  Product development expense            601,244       642,443      2,443,864     1,995,612
  Depreciation expense                   452,295       265,399      1,756,955       670,782
  Write-off of fixed assets                    -        77,786              -        77,786
                                     ------------  ------------  -------------  ------------
    Total operating expenses           5,797,661     6,106,418     23,778,599    20,294,665
                                     ------------  ------------  -------------  ------------
    Operating loss                    (3,398,219)   (5,398,187)   (18,158,207)   (7,873,594)

Interest income                            2,433        19,767         67,588       107,261
Interest expense                        (280,739)      (53,900)      (472,260)      (82,612)
Other income (expense)                         -             -              -         9,920
                                     ------------  ------------  -------------  ------------
Loss before income taxes              (3,676,525)   (5,432,320)   (18,562,879)   (7,839,025)

Provision for income taxes                     -             -              -             -
                                     ------------  ------------  -------------  ------------
Net loss                              (3,676,525)   (5,432,320)   (18,562,879)   (7,839,025)

Preferred stock dividends                      -      (187,500)      (268,750)     (664,940)
Non-cash fair value adjustment
  for exchanged warrants                       -             -       (274,800)            -
Non-cash fair value adjustment
  for Series A Preferred Stock
  dividend waiver                              -             -      1,826,000             -
Non-cash fair value adjustment
  for change in Series A
  Preferred Stock conversion price             -             -     (1,064,000)            -
Non-cash accretion of preferred
  stock beneficial conversion
  feature                                      -       (61,542)      (769,252)     (215,397)
Non-cash fair value adjustment
  for change in conversion price
      of warrants                        (43,226)            -        (43,226)            -
                                     ------------  ------------  -------------  ------------
Net loss to common shareholders      $(3,719,751)  $(5,681,362)  $(19,156,907)  $(8,719,362)
                                     ============  ============  =============  ============
Net loss per share
  to common shareholders
   - basic and diluted               $     (0.12)  $     (0.19)  $      (0.64)  $     (0.30)
                                     ============  ============  =============  ============
Weighted average common shares
  outstanding -
    - basic and diluted               30,132,513    29,786,137     29,976,179    29,336,894
                                     ============  ============  =============  ============

                               CITADEL SECURITY SOFTWARE INC.
                             UNAUDITED STATEMENTS OF CASH FLOWS

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                    2005           2004
                                                                -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                      $(18,562,879)  $(7,839,025)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                                3,949,070     1,958,709
      Provision for returns, allowances and bad debts                 46,233       130,500
      Stock based compensation                                        37,000       129,995
      Write off of property and equipment                                  -        77,786
      Amortization of debt issue costs recorded
        as interest expense                                          130,192        16,052
      Amortization of deferred credit for tenant
        incentive recorded as leasehold improvements                (104,554)            -
      Common stock issued for services                                88,000             -
      Common stock issued for director's fees                         46,500             -
      Changes in operating assets and liabilities:
        Accounts receivable-trade                                 (2,000,574)      952,905
        Prepaid expenses and other current assets                    533,764    (1,198,994)
        Other assets                                                 (24,743)      (10,014)
        Accounts payable and accrued expenses                      1,328,130       898,611
        Accrued compensation and payroll tax obligations            (168,269)      645,225
        Deferred revenue                                           2,135,647       137,828
                                                                -------------  ------------
      NET CASH USED IN OPERATING ACTIVITIES                      (12,566,483)   (4,100,422)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                             (1,174,067)   (5,038,193)
  Capitalized software development costs                          (2,574,984)   (3,261,210)
                                                                -------------  ------------
      NET CASH USED IN INVESTING ACTIVITIES                       (3,749,051)   (8,299,403)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from issuance of preferred stock and warrants       6,902,396    13,797,283
  Borrowings on long-term debt                                     4,500,000     3,500,000
  Repayments on long-term debt                                    (4,066,667)     (183,334)
  Net advances from factoring company                                924,777             -
  Debt issuance costs                                                (42,500)      (26,396)
  Net proceeds from the exercise of warrants                               -       216,550
  Net proceeds from exercise of employee stock options                36,000       336,057
  Payments on notes and advances from related parties                      -       (16,903)
  Preferred stock dividends paid                                    (456,250)     (477,439)
                                                                -------------  ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                    7,797,756    17,145,818
                                                                -------------  ------------
      Net increase (decrease) in cash and cash equivalents        (8,517,778)    4,745,993
      Cash and cash equivalents at the beginning of the period     9,838,154     5,092,161
                                                                -------------  ------------
      Cash and cash equivalents at the end of the period        $  1,320,376   $ 9,838,154
                                                                =============  ============

                         CITADEL SECURITY SOFTWARE INC.
                 UNAUDITED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                       2005        2004
                                                    ----------  ----------
Supplemental cash flow information:
  Interest paid                                     $  256,417  $   54,989
                                                    ==========  ==========
  Income taxes paid                                 $        -  $        -
                                                    ==========  ==========
Non-cash investing items:
  Leasehold improvements funded by landlord         $        -  $  836,448
                                                    ==========  ==========
Non-cash financing items:
  Preferred stock dividends accrued                 $        -  $  187,500
                                                    ==========  ==========
  Beneficial conversion feature of convertible
    preferred stock                                 $        -  $  984,649
                                                    ==========  ==========
  Accretion of preferred stock beneficial
    conversion feature                              $  769,252  $  215,397
                                                    ==========  ==========
  Fair value of warrants issued in connection
    with sale of preferred stock                    $1,623,482  $2,326,184
                                                    ==========  ==========
  Fair value adjustment for exchanged warrants      $  274,800  $        -
                                                    ==========  ==========
  Fair value adjustment for series a preferred
    Stock dividend waiver                           $1,826,000  $        -
                                                    ==========  ==========
  Fair value adjustment for change in series
    A preferred stock conversion price              $1,064,000  $        -
                                                    ==========  ==========
  Fair value adjustment for change in
    conversion price of warrants                    $   43,226  $        -
                                                    ==========  ==========
  Issuance of common stock through exercise of
     exchange right by officer                      $        -  $   15,000
                                                    ==========  ==========
  Fair value of warrants issued in conjunction
    with bank lines of credit recorded as deferred
    financing costs                                 $   64,321  $   45,838
                                                    ==========  ==========

Non-GAAP  Measures

Citadel has elected to provide guidance on a pro forma non-GAAP basis, including terms used in this press release such as cash operating expenses and non-cash Items, believing that it provides meaningful information for the Company in evaluating operations and managing and benchmarking performance. Citadel has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of the Company's business outlook and to illustrate the effect that future performance could have. The pro forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

A reconciliation of cash operating expenses and non-cash items for the first quarter of 2005 is shown below. Citadel is unable to provide a non-GAAP to GAAP reconciliation of projected amounts for the first quarter of 2006. Among other reasons, such amounts are not known or cannot be reasonably estimated at this time. In addition, due to the adoption of Statement of Financial Accounting Standard 123R, stock-based equity compensation requires many assumptions related to forfeitures, stock prices and future issuances of equity awards.

                                                               FOR THE THREE
                                                                MONTHS ENDED
                                                               MARCH 31, 2005
                                                              ----------------
Revenue                                                       $     1,739,926

  Content, subscription, and customer support services costs          461,181
  Professional services costs                                         124,258
  Shipping and other costs                                              7,351
  Selling, general and administrative expense                       4,870,596
  Product development expense                                         342,844
  Capitalized software development costs                            1,002,944
                                                              ----------------
Total of Cash Operating Expenses                                    6,809,174

  Software amortization                                               484,559
  Depreciation and amortization of property and equipment             418,315
  Capitalized software development costs                           (1,002,944)
                                                              ----------------
Total of Non Cash items                                              (100,070)

                                                              ----------------
Total Operating Costs                                               6,709,104

Operating Loss                                                $    (4,969,178)
                                                              ================